Kearny Financial Corp. Announces Management Changes

Company Release – 4/4/2011

FAIRFIELD, NJ -- (MARKET WIRE) --  4/4/2011 – Kearny Financial Corp. (NASDAQ: KRNY) (the “Company”) announced today that Craig L. Montanaro, President and COO has officially assumed the role of Chief Executive Officer of the Company and Kearny Federal Savings Bank, succeeding John N. Hopkins who retired on March 31, 2011 after thirty six years of service with the Company.  Hopkins will continue in his position on the Board of Directors.

“The entire Board is extremely grateful for John’s many years of service and the leadership he has provided to the Company during his nine years as CEO,” said John J. Mazur, Jr., Chairman.

In addition, William C. Ledgerwood, Executive Vice President and CFO has assumed the role of COO with Eric B. Heyer, 1st Vice President and CAO replacing him as Senior Vice President and CFO.

Kearny Financial Corp. is the holding company for Kearny Federal Savings Bank, which operates from its administrative headquarters building in Fairfield, New Jersey, and 40 retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Monmouth, Essex, Union and Ocean Counties, New Jersey. Shares of Kearny Financial Corp. trade on the Nasdaq Global Select Market under the symbol “KRNY”.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time.  The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.